DeGolyer

and

MacNaughton
5001

Spring

Valley

Road
Suite

800

Eas
t
Dallas,

Texas

75244
February 21, 2023
Equinor ASA
Forusbeen 50
N-4035 Stavanger
Norway
Ladies and Gentlemen:
Pursuant

to

your

request,

this

report

of

third

party

presents

an

independent
evaluation,

as

of

December

31,

2022,

of

the

estimated

net

proved

oil,

condensate,
liquefied petroleum gas (LPG), and sales gas reserves of

certain properties (Table

1)
in which Equinor

ASA (Equinor)

has represented it

holds an interest.

This evaluation
was completed on February

21, 2023. Equinor has represented that

these properties
account

for

100

percent,

on

a

net

equivalent

barrel

basis,

of

Equinor’s

net

proved
reserves

as

of

December

31,

2022,

and

that

Equinor’s

estimates

of

net

proved
reserves have been prepared in accordance with the reserves definitions of

Rules 4–
10(a)
(1)–(32) of Regulation

S–X of the

United States Securities

and Exchange Commission
(SEC). It is

our opinion that the

procedures and methodologies employed by

Equinor
for the preparation of its proved reserves estimates

as of December 31, 2022, comply
with the current

requirements of the SEC.

We have reviewed

information provided to
us by

Equinor that

it represents

to be

Equinor’s estimates

of the

net reserves,

as of
December 31,

2022, for

the same

properties as

those which

we have

independently
evaluated.

This

report

was

prepared

in

accordance

with

guidelines

specified

in
Item 1202 (a)(8)

of Regulation

S–K and

is to

be used

for inclusion

in certain

SEC filings
by Equinor.
Reserves estimated

herein are

expressed as

net reserves

as represented by
Equinor and

as estimated

by DeGolyer

and MacNaughton.

Gross reserves

are defined
as the total estimated petroleum

remaining to be produced from these

properties after
December 31,

2022. Net

reserves are

defined as

that

portion of

the

gross reserves
attributable to the

interests held by

Equinor after deducting

all interests held

by others.

DeGolyer and MacNaughton
Estimates of reserves should be regarded

only as estimates that may change
as further production

history and

additional information

become available.

Not only are
such

estimates

based

on

that

information

which

is

currently

available,

but

such
estimates are

also subject

to the uncertainties

inherent in

the application

of judgmental
factors in interpreting such information.
Information used

in the

preparation of

this report

was obtained

from Equinor.
In the preparation of this report we have relied, without independent verification, upon
information furnished

by Equinor

with respect

to the

property interests

being evaluated,
production from such properties, current costs of operation

and development, current
prices for production, agreements relating

to current and future operations and

sale of
production, and

various other

information and

data that

were accepted

as represented.
A field examination was not considered necessary for the purposes of this report.
Definition of Reserves
Petroleum reserves estimated by Equinor and by us included in this report are classified

as

proved.

Only

proved

reserves

have

been

evaluated

for

this

report.
Reserves classifications

used by

Equinor and

by us

in this

report are

in accordance
with the reserves definitions of Rules 4–10(a) (1)–(32) of Regulation S–X of the SEC.
Reserves

are

judged

to

be

economically

producible

in

future

years

from

known
reservoirs

under

existing

economic

and

operating

conditions

and

assuming
continuation

of

current

regulatory

practices

using

known

production

methods

and
equipment. In

the analyses

of production-decline

curves, reserves

were estimated

only
to

the

limit

of

economic

rates

of

production

under

existing

economic

and

operating
conditions

using

prices

and

costs

consistent

with

the

effective

date

of

this

report,
including

consideration

of

changes

in

existing

prices

provided

only

by

contractual
arrangements

but

not

including

escalations

based

upon

future

conditions.

The
petroleum reserves are classified

as follows:
Proved oil

and gas

reserves

– Proved

oil and

gas reserves

are those
quantities

of

oil

and

gas,

which,

by

analysis

of

geoscience

and
engineering

data,

can

be

estimated

with

reasonable

certainty

to

be
economically

producible—from

a

given

date

forward,

from

known
reservoirs, and

under existing

economic conditions,

operating methods,
and

government

regulations—prior

to

the

time

at

which

contracts
providing

the

right

to

operate

expire,

unless

evidence

indicates

that
renewal

is

reasonably

certain,

regardless

of

whether

deterministic

or
probabilistic methods are

used for the

estimation. The project

to extract
the

hydrocarbons

must

have

commenced

or

the

operator

must

be
reasonably certain

that it will

commence the project

within a

reasonable
time.

DeGolyer and MacNaughton
(i) The area of the reservoir considered as proved includes:
(A) The area identified by drilling

and limited by fluid contacts, if
any, and (B)

Adjacent undrilled

portions of

the reservoir

that can,
with reasonable

certainty, be judged

to be

continuous with

it and
to

contain

economically

producible

oil

or

gas

on

the

basis

of
available geoscience and engineering data.
(ii) In the absence of data on

fluid contacts, proved quantities in
a reservoir are limited

by the lowest known

hydrocarbons (LKH)
as seen

in a

well penetration

unless geoscience,

engineering,
or performance

data and

reliable technology

establishes a

lower
contact with reasonable certainty.
(iii) Where direct

observation from

well penetrations

has defined
a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the

structurally

higher

portions

of

the

reservoir

only

if
geoscience,

engineering,

or

performance

data

and

reliable
technology

establish

the

higher

contact

with

reasonable
certainty.
(iv)

Reserves

which

can

be

produced

economically

through
application of improved recovery

techniques (including, but not
limited to,

fluid injection)

are included

in the

proved classification
when:
(A)

Successful

testing

by

a

pilot

project

in

an

area

of

the
reservoir with properties

no more favorable than

in the reservoir
as a

whole, the

operation of

an installed

program in

the reservoir
or

an

analogous

reservoir,

or

other

evidence

using

reliable
technology

establishes

the

reasonable

certainty

of

the
engineering

analysis

on

which

the

project

or

program

was
based; and (B) The

project has been approved

for development
by

all

necessary

parties

and

entities,

including

governmental
entities.
(v)

Existing

economic

conditions

include

prices

and

costs

at
which

economic

producibility

from

a

reservoir

is

to

be
determined.

The

price

shall

be

the

average

price

during

the
12-month period prior

to the ending

date of the

period covered
by the report, determined as an unweighted arithmetic average

DeGolyer and MacNaughton
of

the

first-day-of-the-month

price

for

each

month

within

such
period, unless prices are

defined by contractual arrangements,
excluding escalations based upon future conditions.
Developed oil and gas

reserves

– Developed oil and

gas reserves are
reserves of any category that can be expected to be recovered:
(i) Through existing wells

with existing equipment

and operating
methods

or

in

which

the

cost

of

the

required

equipment

is
relatively minor compared to the cost of a new well; and
(ii)

Through

installed

extraction

equipment

and

infrastructure
operational at the time of the reserves estimate if the extraction is by means not involving a well.
Undeveloped oil and gas reserves

–
Undeveloped oil and gas

reserves
are

reserves of

any category

that are

expected to

be recovered

from
new wells on

undrilled acreage,

or from existing

wells where

a relatively
major expenditure is required for recompletion.
(i)

Reserves

on

undrilled

acreage

shall

be

limited

to

those
directly

offsetting

development

spacing

areas

that

are
reasonably certain of

production when drilled,

unless evidence
using

reliable

technology

exists

that

establishes

reasonable
certainty of economic producibility at greater distances.
(ii) Undrilled locations can be classified as having undeveloped reserves only

if a

development

plan has

been adopted

indicating
that they are

scheduled to

be drilled within

five years, unless

the
specific circumstances justify a longer time.
(iii)

Under

no

circumstances

shall

estimates

for

undeveloped
reserves be attributable to any

acreage for which an

application
of

fluid

injection

or

other

improved

recovery

technique

is
contemplated,

unless

such

techniques

have

been

proved
effective

by

actual

projects

in

the

same

reservoir

or

an
analogous

reservoir,

as

defined

in

[section

210.4–10

(a)
Definitions],

or

by

other

evidence

using

reliable

technology
establishing reasonable certainty.

DeGolyer and MacNaughton
Methodology and Procedures
Estimates

of

reserves

were

prepared

by

the

use

of

appropriate

geologic,
petroleum

engineering,

and

evaluation

principles

and

techniques

that

are

in
accordance with the reserves definitions of Rules 4–10(a) (1)–(32) of Regulation S–X of

the

SEC

and

with

practices

generally

recognized

by

the

petroleum

industry

as
presented in the publication

of the Society of

Petroleum Engineers entitled

“Standards
Pertaining to

the Estimating

and Auditing

of Oil

and Gas

Reserves Information

(revised
June 2019)

Approved by the

SPE Board on

25 June

2019” and

in Monograph 3

and
Monograph

4

published

by

the

Society

of

Petroleum

Evaluation

Engineers.

The
method

or

combination

of

methods

used

in

the

analysis

of

each

reservoir

was
tempered

by

experience

with

similar

reservoirs,

stage

of

development,

quality

and
completeness of basic data, and production history.
Based on the current stage of field development, production performance, the development plans

provided by

Equinor, and analyses

of areas

offsetting existing

wells
with

test

or

production

data,

reserves

were

classified

as

proved.

The

proved
undeveloped reserves estimates

were based on

opportunities identified in

the plans of
development provided by Equinor.
Equinor

has

represented

that

its

senior

management

is

committed

to

the
development plans

provided by

Equinor and that

Equinor has

the financial

capability
to execute

the development

plans, including

the drilling

and completion

of wells

and
the installation of equipment and facilities.
When applicable, the

volumetric method was

used to

estimate the original

oil
in place

(OOIP) and

original gas

in place

(OGIP).

Structure maps

were prepared

to
delineate

each

reservoir,

and

isopach

maps

were

constructed

to

estimate

reservoir
volume.

Electrical

logs,

radioactivity

logs,

and

other

available

data

were

used

to
prepare these

maps as

well as

to estimate

representative values

for porosity

and water
saturation.

When

adequate

data

were

available

and

when

circumstances

justified,
material-balance

and

other

engineering

methods

were

used

to

estimate

OOIP

and
OGIP.
For those

fields where

the volumetric

method was

applied, estimates

of ultimate
recovery

were

obtained

after

applying

recovery

factors

to

OOIP

and

OGIP.

These
recovery

factors

were

based

on

consideration

of

the

type

of

energy

inherent

in

the
reservoirs, analyses

of the

petroleum, the

structural positions

of the

reservoirs, and

the
production

histories.

When

applicable,

material-balance

and

other

engineering
methods

were

used

to

estimate

recovery

factors

based

on

an

analysis

of

reservoir
pressure and reservoir fluid properties.

DeGolyer and MacNaughton
For depletion-type reservoirs or those whose performance disclosed a reliable
decline

in

producing-rate

trends

or

other

diagnostic

characteristics,

reserves

were
estimated

by

the

application

of

appropriate

decline-curve

or

other

performance
relationships. In

the analyses

of production

decline curves,

reserves were

estimated
only to the

limits of economic

production as defined under

the Definition of

Reserves
heading of this report or to the limit of production licenses as appropriate.
For

the

evaluation

of

unconventional

reservoirs,

a

performance-based
methodology integrating the appropriate

geology and petroleum

engineering data was
utilized

for

this

report.

Performance-based

methodology

primarily

includes
(1) production diagnostics,

(2) decline-curve

analysis, and

(3) model-based

analysis (if
necessary,

based on availability

of data). Production

diagnostics include data

quality
control,

identification of

flow

regimes,

and

characteristic well

performance behavior.
These analyses were performed for all well groupings (or type-curve areas).
Characteristic

rate-decline

profiles

from

diagnostic

interpretation

were
translated

to

modified

hyperbolic

rate

profiles,

including

one

or

multiple

b-exponent
values

followed

by

an

exponential

decline.

Based

on

the

availability

of

data,
model-based analysis

may be

integrated to

evaluate long-term

decline behavior,

the
effect of dynamic

reservoir and

fracture parameters

on well

performance, and

complex
situations sourced by the nature of unconventional reservoirs.
In certain

cases, reserves

were estimated

by incorporating

elements of

analogy
with similar wells or reservoirs for which more complete data were available.
Data

provided

by

Equinor

from

wells

drilled

through

October

31,

2022,

and
made available

for this evaluation

were used

to prepare

the reserves

estimates herein.
These

reserves

estimates

were

based

on

consideration

of

monthly

production

data
available

for

certain

properties

only

through

October

2022.

Estimated

cumulative
production, as

of December

31, 2022, was

deducted from

the estimated

gross ultimate
recovery to estimate gross

reserves. This required

that production be estimated

for up
to 2 months.
Oil

and

condensate reserves

estimated herein

are those

to

be recovered

by
normal field

separation. LPG

reserves estimated

herein consist

primarily of

propane
and

butane

fractions

and

are

the

result

of

low-temperature

plant

processing.

Oil,
condensate,

and

LPG

reserves

included

in

this

report

are

expressed

in

millions

of
barrels (10
6
bbl). In these estimates, 1 barrel equals 42 United States gallons.
Gas

quantities

estimated

herein

are

expressed

as

sales

gas.

Sales

gas

is
defined as

the total

gas to

be produced

from the

reservoirs after

reduction for

shrinkage
from field or

platform handling, separation, processing

(including liquid removal), fuel

DeGolyer and MacNaughton
usage, flaring,

reinjection, pipeline

losses, and

onshore processing

measured at

the
point

of

delivery.

Gas

reserves

estimated

herein

are

reported

as

sales

gas.

Gas
quantities are expressed at a temperature base of 15.6 degrees Celsius (°C) and at a pressure

base

of

14.696

pounds

per

square

inch

absolute

(psia).

Gas

quantities
included in this report are expressed in billions of cubic feet (10
9
ft
3
).
Gas quantities are identified by the type

of reservoir from which the gas

will be
produced. Nonassociated gas

is gas

at initial

reservoir conditions with

no oil

present
in the reservoir. Associated gas includes both gas-cap gas and solution gas. Gas-cap gas is gas at initial reservoir conditions and is in communication with an underlying oil
zone.

Solution

gas

is

gas

dissolved

in

oil

at

initial

reservoir

conditions.

The

gas
quantities

estimated

herein

consist

of

both

associated

and

nonassociated

gas
reserves.
At the request of

Equinor, sales gas reserves estimated

herein were converted
to

oil

equivalent

using

an

energy

equivalent

factor

of

5,612.1

cubic

feet

of

gas

per
1 barrel of oil equivalent.
Primary Economic Assumptions
This

report

has

been

prepared

using

initial

prices,

expenses,

and

costs
provided

by

Equinor

in

United

States

dollars

(U.S.$).

Future

prices

were

estimated
using

guidelines

established

by

the

SEC

and

the

Financial

Accounting

Standards
Board

(FASB).

The

following

economic

assumptions

were

used

for

estimating

the
reserves reported herein:
Oil, Condensate,

and LPG Prices
Equinor

has

represented

that

the

oil,

condensate,

and

LPG
prices

were

based

on

a

reference

price,

calculated

as

the
unweighted

arithmetic

average

of

the

first-day-of-the-month
price for each month

within the 12-month

period prior to the

end
of the reporting period, unless prices are defined

by contractual
agreements. Equinor supplied differentials by field

to a Brent oil
reference price

of U.S.$101.24

per barrel

and the

prices were
held constant

thereafter.

The volume-weighted

average prices
attributable to

the

estimated proved

reserves over

the

lives of
the

properties

were

U.S.$100.30

per

barrel

of

oil,

U.S.$90.79
per barrel of condensate, and U.S.$56.23 per barrel of LPG.
Gas Prices

DeGolyer and MacNaughton
Equinor has also

represented that

the gas

prices were

based on
a

reference

price,

calculated

as

the

unweighted

arithmetic
average of

the first-day-of-the-month

price for

each month

within
the

12-month

period

prior

to

the

end

of

the

reporting

period,
unless

prices

are

defined

by

contractual

agreements.

A
significant

quantity

of

the

gas

sold

by

Equinor

is

subject

to
contract prices,

and the

range of

such prices

is varied.

Where
appropriate,

Equinor

supplied

differentials

by

field

to

a

Title
Transfer Facility

gas price

index reference

price of

U.S.$36.35
per million

Btu and

the prices

were held

constant thereafter. The
volume-weighted

average

price

attributable

to

the

estimated
proved reserves over

the lives of

the properties was

U.S.$30.66
per million Btu of gas.
Operating Expenses,

Capital Costs, and Abandonment Costs
Estimates

of

operating

expenses

and

future

capital
expenditures,

provided

by

Equinor

and

based

on

existing
economic

conditions,

were

held

constant

for

the

lives

of

the
properties. In

certain cases,

future

expenditures, either

higher
or

lower

than

current

expenditures,

may

have

been

used
because of anticipated changes in

operating conditions, but no
general escalation

that might

result from

inflation was

applied.
Abandonment costs, which are those costs associated with the removal of

equipment, plugging

of

wells,

and reclamation

and
restoration associated with

the abandonment, were

provided by
Equinor

for

all

properties

and

were

not

adjusted

for

inflation.
Abandonment

costs

herein

are

inclusive

of

costs

incurred

for
existing

wells

and

facilities

as

well

as

those

for

future
development

associated

with

the

proved

reserves

estimated
herein.

Operating

expenses,

capital

costs,

and

abandonment
costs were

considered in

determining the

economic viability

of
the undeveloped reserves estimated herein.
In

our

opinion,

the

information

relating

to

estimated

proved

reserves

of

oil,
condensate,

LPG,

and

sales

gas

contained

in

this

report

has

been

prepared

in
accordance

with

Paragraphs

932-235-50-4,

932-235-50-6,

932-235-50-7,

and
932-235-50-9 of

the Accounting Standards

Update 932-235-50,
Extractive Industries
–

Oil

and

Gas

(Topic

932):

Oil

and

Gas

Reserve

Estimation

and

Disclosures
(January 2010)

of

the

FASB

and

Rules

4–10(a)

(1)–(32)

of

Regulation

S–X

and
Rules 302(b), 1201, 1202(a)

(1), (2), (3),

(4), (8), and

1203(a) of Regulation

S–K of the

DeGolyer and MacNaughton
SEC; provided,

however, that estimates

of proved

developed and

proved undeveloped
reserves are not presented at the beginning of the year.
To the extent the above-enumerated

rules, regulations,

and statements

require
determinations

of

an

accounting

or

legal

nature,

we,

as

engineers,

are

necessarily
unable

to

express

an

opinion

as

to

whether

the

above-described

information

is

in
accordance therewith or sufficient therefor.

DeGolyer and MacNaughton
Summary of Conclusions
DeGolyer and MacNaughton has performed

an independent evaluation of the
extent of

the

estimated net

proved oil,

condensate, LPG,

and sales

gas reserves

of
certain properties in

which Equinor

has represented it

holds an interest.

Equinor has
represented

that

its

estimated

net

proved

reserves

attributable

to

the

evaluated
properties were

based on

the definition

of proved

reserves of

the SEC.

Equinor has
represented that

its estimates of

the net

proved reserves,

as of

December 31, 2022,
attributable to these properties, which represent 100 percent of Equinor’s reserves on
a

net

equivalent

basis,

are

summarized

as

follows,

expressed

in

millions

of

barrels
(10
6
bbl), billions of cubic feet

(10
9
ft
3
), and millions of barrels

of oil equivalent (10
6
boe):
Estimated by Equinor
Net Proved Reserves as of December 31, 2022
Oil
(10
6
bbl)
Condensate
(10
6
bbl)
LPG
(10
6
bbl)
Sales
Gas
(10
9
ft
3
)
Oil
Equivalent
(10
6
boe)
Total

Proved
2,211.1 36.7 280.0 14,946.1 5,191.0
Note: Sales gas reserves estimated herein were converted to oil equivalent using an energy equivalent factor of 5,612.1 cubic feet of gas per 1 barrel of oil equivalent.
DeGolyer and MacNaughton’s independent estimates of Equinor’s net proved
reserves,

as

of

December

31,

2022,

attributable

to

the

evaluated

properties

were
based on the definition

of proved reserves

of the SEC

and are summarized

as follows,
expressed in

millions of

barrels (10
6
bbl), billions

of cubic

feet (10
9
ft
3
), and

millions of
barrels of oil equivalent (10
6
boe):
Estimated by DeGolyer and MacNaughton
Net Proved Reserves as of December 31, 2022
Oil
(10
6
bbl)
Condensate
(10
6
bbl)
LPG
(10
6
bbl)
Sales
Gas
(10
9
ft
3
)
Oil
Equivalent
(10
6
boe)
Total

Proved
2227.1 84.0 289.2 15,252.1 5,318.0
Note: Sales gas reserves estimated herein were converted to oil equivalent using an energy equivalent factor of 5,612.1 cubic feet of gas per 1 barrel of oil equivalent.

DeGolyer and MacNaughton
Regnald A. Boles, P.E.

Executive Vice President
DeGolyer and MacNaughton
In comparing

the detailed

net proved

reserves estimates

prepared by

DeGolyer
and

MacNaughton

and

by

Equinor,

differences

have

been

found,

both

positive

and
negative, resulting

in an

aggregate difference

of 2.4

percent when

compared on

the
basis of net equivalent barrels. It is

DeGolyer and MacNaughton’s opinion that

the net
proved

reserves

estimates

prepared

by

Equinor

on

the

properties

evaluated

and
referred to above,

when compared

on the

basis of

net equivalent

barrels, in

aggregate,
do not differ materially from those prepared by DeGolyer and MacNaughton.
While the oil and gas industry may be subject to regulatory changes from time to time that could affect an industry participant’s ability to recover its reserves, we are not aware

of any such

governmental actions which would

restrict the recovery

of the
December 31, 2022, estimated reserves.
DeGolyer

and

MacNaughton

is

an

independent

petroleum

engineering
consulting firm that

has been providing

petroleum consulting services

throughout the
world since

1936. DeGolyer

and MacNaughton

does not

have any

financial interest,
including stock ownership,

in Equinor.

Our fees were

not contingent on the

results of
our

evaluation.

This

letter

report

has

been

prepared

at

the

request

of

Equinor.
DeGolyer

and

MacNaughton

has

used

all

assumptions,

data,

procedures,

and
methods that it considers necessary and appropriate to prepare this report.
Submitted,
DeGOLYER and MacNAUGHTON
Texas

Registered Engineering Firm F-

DeGolyer and MacNaughton
Regnald A. Boles, P.E.

Executive Vice President
DeGolyer and MacNaughton
CERTIFICATE of QUALIFICATION
I,

Regnald

A.

Boles,

Petroleum

Engineer

with

DeGolyer

and

MacNaughton,
5001 Spring Valley Road, Suite 800

East, Dallas,

Texas, 75244 U.S.A., hereby certify:
1.

That I

am an

Executive Vice

President with

DeGolyer and

MacNaughton, which
firm

did

prepare

the

report

of

third

party

addressed

to

Equinor

dated
February 21, 2023, and

that

I,

as Executive

Vice

President, was

responsible
for the preparation of this report of third party.
2.

That I attended Texas A&M University,

and that I graduated with a Bachelor

of
Science

degree

in

Petroleum

Engineering

in

the

year

1983;

that

I

am

a
Registered Professional Engineer in

the State of Texas; that I am a member of
the

Society

of

Petroleum

Engineers;

that

I

am

a

member

of

the

European
Association

of

Geoscientists

and

Engineers;

and

that

I

have

in

excess

of
39 years of experience in oil and gas reservoir studies and evaluations.

DeGolyer and MacNaughton
TABLE 1
Country
Field
Algeria
In Amenas
In Salah
Angola
Acacia
Cravo
Dalia
Girassol
Kizomba A
Kizomba B
Lirio
Marte
Mondo
Orquidea-Violeta
Perpetua-Hortensia
Plutao
Rosa
Saturno
Saxi-Batuque
Venus
Zinia
Argentina
Bandurria Sur
Azerbaijan
Azeri-Chirag-Gunashli
Azeri-Chirag-Gunashli-ACE
Brazil
Bacalhau Concession
Bacalhau PSA
Peregrino
Roncador
Canada
Hebron
Hibernia
Hibernia Southern Extension
Republic of Ireland
Corrib
Libya
Mabruk
Murzuq
Nigeria
Agbami

DeGolyer and MacNaughton
TABLE 1

–
(Continued)
Country
Field
Norway
Aasta Hansteen
Aerfugl North
Alve
Andvare
Asgard
Asterix
Bauge
Berling
Blabjorn
Breidablikk
Byrding
Enoch
Fram

Fram H-North
Fulla
Gimle
Gina Krog
Goliat
Grane
Gudrun

Gullfaks Area
Gungne
Halten East
Hanz
Heidrun

Hyme
Idun North
Ivar Aasen
Johan Castberg
Johan Sverdrup
Johan Sverdrup Phase 2
Krafla
Kristin
Kristin South Phase 1
Kvitebjorn

Lille Prinsen
Martin Linge
Marulk
Mikkel
Morvin
Njord
Norne
Ormen Lange
Ormen Lange Phase 3
Orn
Oseberg
Oseberg East
Oseberg South
Sigyn
Skarv
TABLE 1 – (Continued)
Country
Field

DeGolyer and MacNaughton
Norway – (Continued)
Skuld
Sleipner East
Sleipner West
Snohvit

Snorre
Statfjord
Statfjord East
Statfjord North
Svalin
Sygna
Tordis

Trestakk
Troll

Tune
Tyrihans
Urd
Utgard
Valemon
Verdande
Veslefrikk
Vigdis
Visund
Visund South
United Kingdom
Barnacle
Mariner
Statfjord
United States
APB North Non-Op
APB Op
APB South Non-Op
Big Foot
Caesar-Tonga
Heidelberg
Jack
Julia
St. Malo
Stampede
Tahiti
Titan
Vito